Exhibit 4.2A

                                   Exhibit 4.2

                           MINUTES OF SPECIAL MEETING
                              OF BOARD OF DIRECTORS
                                       OF
                                STEADY STAR, INC.
                            A CALIFORNIA CORPORATION


     The undersigned, being all of the directors of Steady Star, a California corporation (the "Corporation"), hereby adopt the following recitals and resolutions by their unanimous written consent thereto, effective as of January 30, 2005, hereby waiving all notice of and the holding of any meeting of the board of directors to act upon such resolutions.


                                    DIVIDEND
                                    --------

     WHEREAS, the Corporation has received 10,000 shares of common stock of Tank Sports, Inc., a California Corporation, in exchange for the $10,000 investment by the Corporation into Tank Sports.

     RESOLVED, that the Corporation, hereby, dividends the 10,000 shares of common stock to its two shareholders, which combined representing 100% of ownership of Steady Star.


     RESOVLED, that Ms. Jing Jing Long and Mr. Jiangyong Ji, should each receive 5,000 shares of Tank Sports, Inc;

     RESOLVED FURTHER, that the secretary of the Corporation, shall inform Tank Sports of this dividend transaction and instruct Tank Sports to issue two separate certificates, each for 5,000 shares to aforementioned shareholders.


     IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent effective as of January 30, 2005.




                                                              /s/ Jiangyong Ji
                                                              -----------------
                                                                  JIANGYONG JI



                                                              /s/ Jing Jing Long
                                                              ------------------
                                                                  JING JING LONG